UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Rand Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement Rand Capital Corporation
Rand Capital Corporation
2200 Rand Building
Buffalo, New York 14203
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO OUR SHAREHOLDERS
          The 2010 Annual Meeting of Shareholders of Rand Capital Corporation will be held on Tuesday, May 4, 2010 at 10:30 a.m. in Room 410, Rand Building, 14 Lafayette Square, Buffalo, New York, for the following purposes:
1.	To elect seven Directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.	To ratify the selection of Freed Maxick & Battaglia, CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2010.

3.	To consider and act upon such other business as may properly come before the meeting.
          Shareholders of record at the close of business on March 8, 2010 are entitled to notice of, and to vote at the meeting, and any adjournment thereof.

March 29, 2010	By order of the Board of Directors,
Buffalo, New York	Reginald B. Newman II
Chairman
IMPORTANT NOTICE REGARDING
INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON
MAY 4, 2010
THE PROXY STATEMENT AND ANNUAL REPORT
TO SHAREHOLDERS IS AVAILABLE AT HTTP://MATERIALS.PROXYVOTE.COM/752185

Proxy 1

Proxy Statement Rand Capital Corporation
Rand Capital Corporation
2200 Rand Building
Buffalo, New York 14203
Proxy Statement
GENERAL INFORMATION
          We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Rand Capital Corporation for the Annual Meeting of Shareholders to be held on May 4, 2010. Only shareholders of record at the close of business on March 8, 2010, are entitled to notice of and to vote at the meeting, and at any adjournment thereof. On that date Rand had outstanding 6,818,934 Common Shares, par value $.10 per share (“shares”).
          Each share entitles the holder to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If the enclosed form of proxy is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy by executing a subsequently dated proxy or a notice of revocation, provided that the subsequent proxy or notice is delivered to us prior to the taking of a vote, or by voting in person at the meeting.
          Under the New York Business Corporation Law (the “BCL”) and our by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting or represented by a proxy will be counted for quorum purposes. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Under the BCL and our by-laws, once a quorum is established, Directors standing for election may be elected by a plurality of the votes cast, and other matters expected to be brought before the meeting may be approved by a majority of votes cast.
          This Proxy Statement and accompanying form of proxy are being mailed to shareholders on or about March 29, 2010. A copy of Rand’s 2009 Annual Report, which contains financial statements, accompanies this Proxy Statement.
          We will bear the cost of soliciting proxies in the accompanying form. We do not expect to pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies in person or by telephone, and they will receive no additional compensation therefore.
          Our office is located at 2200 Rand Building, Buffalo, New York 14203; telephone number 716-853-0802.

Proxy 2

Proxy Statement Rand Capital Corporation
BENEFICIAL OWNERSHIP OF SHARES
          Unless otherwise indicated, the following table sets forth beneficial ownership of our common shares on March 8, 2010, by (a) persons known by us to be beneficial owners of more than 5% of the outstanding shares, (b) the Directors, nominees for Director, and all the executive officers of Rand, and (c) all Directors and executive officers as a group. Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership (1)		of Class (4)
(a) More than 5% Owners:

Brown Advisory Holdings Inc. (BAHI)	2,283,397	(5)	33.5%
901 South Bond Street, Baltimore, MD

Willis S. McLeese	810,000	(2)	11.9%
c/o 2200 Rand Building, Buffalo, NY

Utility Service Holding Co.	704,000		10.3%
P.O. Box 67, 9187 Highway 15 North
Warthen, GA
(b) Directors, nominees for Director and executive officers:

Allen F. Grum	81,142		1.2%
Erland E. Kailbourne	20,000		*
Ross B. Kenzie	100,000		1.5%
Willis S. McLeese	810,000	(2)	11.9%
Reginald B. Newman II	330,207		4.8%
Jayne K. Rand	140,478		2.1%
Robert M. Zak	30,000		*
Daniel P. Penberthy	57,000		1.0%

(c) All Directors and executive officers as a group	1,568,827	(3)	23.0%

*	Less than 1%

(1)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission (SEC).

(2)	These shares are owned by Colmac Holdings, Ltd., a corporation of which Mr. McLeese is the Chairman and principal owner.

(3)	Except as indicated above, members of the group have sole voting and investment power over these shares.

(4)	Percent of Class calculated based on 6,818,934 common shares outstanding at Record Date.

(5)	Shares are owned by clients of Brown Advisory Services, LLC, a broker-dealer and investment advisory subsidiary of BAHI. BAHI has shared dispositive power but no voting power with respect to the shares. Shares were reported on a Schedule 13G filed with the SEC by Brown Advisory Securities LLC on February 17, 2010.

Proxy 3

Proxy Statement Rand Capital Corporation
PROPOSAL 1. ELECTION OF DIRECTORS
          Seven Directors are to be elected at the meeting, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified. Unless marked to the contrary, the proxies received will be voted FOR the election of the seven nominees below.
          Each of the nominees is presently a member of the Board of Directors and was recommended for election by the Governance and Nominating Committee, which is comprised of non-management, independent Directors. Each of the nominees has consented to serve as a Director, if elected. If at the time of the meeting any nominee should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for such other person as may be designated as a nominee by the Board of Directors. Each of the nominees was elected at Rand’s last Annual Meeting of Shareholders.
Director Independence
          The Board of Directors affirmatively determined that five of the six non-management Directors, Erland E. Kailbourne, Ross B. Kenzie, Reginald B. Newman II, Jayne K. Rand and Robert M. Zak are “Independent Directors” under the rules of the SEC and under the rules and guidelines of the National Association of Security Dealers (NASD) for NASDAQ listed companies and, therefore, that a majority of a corporation’s seven-person Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between Rand and the Directors classified as independent other than service on its Board of Directors and compensation paid to Directors.
          Two of the Directors are deemed to be “Interested Persons” under Section 2(a)(19) of the Investment Company Act of 1940 with respect to Rand: Allen F. Grum because he is an executive officer of Rand, and Willis S. McLeese because he beneficially owns more than 5% of Rand’s outstanding common shares. Persons who are Interested Persons are not independent Directors under the rules and guidelines of the NASD.
          The independence determination of the Board of Directors under the SEC rules and under the NASD rules and guidelines also included conclusions of the Board of Directors that:
•	each of the members of the Audit Committee and of the Governance and Nominating Committee, and a majority of the members of the Compensation Committee are independent under the standards described above for purposes of membership on each of those committees;

•	the 2009 compensation of the executive officers was determined by a majority of the independent Directors of the Board; and

•	each of the members of the Audit Committee also meets the additional independence requirements under SEC Rule 10A-3(b) and NASDAQ Rule 4350(d).

Proxy 4

Proxy Statement Rand Capital Corporation
          As the Chair of the Governance and Nominating Committee, Mr. Kailbourne will serve as the chair of meetings of Independent Directors. It is currently contemplated that “executive sessions” of the Independent Directors will occur at least twice during the fiscal year ended December 31, 2010, in addition to separate meetings of standing committees of the Board of Directors.
Shareholder Communications
          Communications to an individual Director, to non-management Directors as a group, or to the entire Board, should be addressed as follows: Reginald B. Newman, II, Security Holder Board Communications, 2200 Rand Building, Buffalo, New York, 14203, with an indication of the individual or subgroup (if any) to whose attention the communication is directed. All security holder communications addressed in that manner will be delivered directly to Mr. Newman, who will receive communications for the Board and non-management Directors, and who will deliver the communication unopened to any individual indicated Director.
Meeting Attendance
          Last year all Directors attended the Annual Meeting of Stockholders, and they are expected to do so this year. A meeting of the Board of Directors will take place on the same day and at the same place as the Annual Meeting of Stockholders, and Directors are expected to attend all Board and Committee meetings of Rand and the annual meeting of shareholders, but such attendance is not required.
Information Regarding Directors, Nominees for Director, and Officers
          The following table provides information concerning all persons who are Directors, nominees for Director, or officers of Rand. Rand is not part of a fund complex.

		Length
		of
	Position(s)	Time	Business Experience and	Other
Name, Age and	held with	Served	Occupations During Last Five	Director-
Address	Fund	(1)	Years	Ships (2)
Directors who are Interested Persons (3)

Willis S. McLeese (96) c/o 2200 Rand Building Buffalo, NY 14203	Director	1986	Chairman of Colmac Holdings Limited, Toronto, Canada, which develops, owns and operates cogeneration and alternative energy electric power generating plants.	None

Proxy 5

Proxy Statement Rand Capital Corporation

		Length
		of
	Position(s)	Time	Business Experience and	Other
Name, Age and	held with	Served	Occupations During Last Five	Director-
Address	Fund	(1)	Years	Ships (2)
Allen F. Grum (52) c/o 2200 Rand Building Buffalo NY 14203	President of Rand and a Director	1996	President and Chief Executive Officer since 1996. Prior thereto, Mr. Grum served as Senior Vice President of Rand Capital Corporation commencing in June 1995. From 1994 to 1995, Mr. Grum was Executive Vice President of Hamilton Financial Corporation and from 1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation. Mr. Grum serves on a number of Boards of Directors of companies in which Rand Capital Corporation has an investment.	None

Directors who are not Interested Persons

Erland E. Kailbourne (68) 220 Liberty Street P.O. Box 227 Warsaw, NY 14569	Director	1999	Chairman of Financial Institutions, Inc. and its subsidiary Five Star Bank since January 2006. From May 2002 until March 2003, Mr. Kailbourne was Chairman and Interim CEO of Adelphia Communications. (Adelphia filed a petition under Chapter 11 of the United States Bankruptcy Code in June 2002.) He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997. He is a Director of the New York ISO, The John R. Oishei Foundation, Albany International Corporation, Allegany Co-op Insurance Company, and the Farash Corporation.	Chairman of Financial Institutions, Inc. and Albany International Corporation

Ross B. Kenzie (78) Key Tower, Suite 1350 50 Fountain Plaza Buffalo, NY 14202	Director	1996	Mr. Kenzie has been retired since 1989. Prior thereto, he was the Chairman of the Board and Chief Executive Officer of Goldome Bank, Buffalo, NY, a savings bank, since 1980. Prior thereto, Mr. Kenzie was Executive Vice President and Director of Merrill Lynch Pierce Fenner & Smith as well as Merrill Lynch & Co. Mr. Kenzie is a former Director of Biophan Technologies, Inc. and Natural Nano, Inc., development companies specializing in highly marketable business devices and naturally occurring nanotube technologies; and a former Director of Merchants Mutual Insurance Company.	None

Proxy 6

Proxy Statement Rand Capital Corporation

		Length
		of
	Position(s)	Time	Business Experience and	Other
Name, Age and	held with	Served	Occupations During Last Five	Director-
Address	Fund	(1)	Years	Ships (2)
Reginald B. Newman II (72) 50 North Airport Drive Buffalo, NY 14225	Director and Chairman of Board	1987	Mr. Newman has been Chairman of the Board since 1996. Mr. Newman is the Chairman of Prior Aviation Services, Inc., the Fixed Base Operator (FBO) at Buffalo Niagara International Airport, Buffalo, NY. He is a Director of Dunn Tire LLC and Taylor Devices, Inc. and former Director of M&T Bank Corporation.	Director of Taylor Devices

Jayne K. Rand (49) c/o 2200 Rand Building Buffalo, NY 14203	Director	1989	Since 1993, Miss Rand has been a Vice President of M&T Bank.	None

Robert M. Zak (52) 250 Main Street Buffalo, NY 14202	Director	2005	Since 1995, Mr. Zak has been President and Chief Executive Officer of Merchants Mutual Insurance Company, which operates under the trade name Merchants Insurance Group. Mr. Zak joined Merchants in 1985. Prior to that, his career was in public accounting.	None

Non-Director Officers

Daniel P. Penberthy (47) c/o 2200 Rand Building Buffalo, NY 14203	Executive Vice President and Treasurer of Rand	N/A	Mr. Penberthy has served as Treasurer of the Corporation since August 1997. Since January 2002, Mr. Penberthy has served as Senior Vice President, and he has continued to serve as the Chief Financial Officer since 1997. From 1993 to 1997, Mr. Penberthy served as Chief Financial Officer for both the Greater Buffalo Partnership (formerly the Chamber of Commerce) and the Greater Buffalo Convention and Visitors Bureau. Prior thereto, from 1990 to 1993, Mr. Penberthy served as a Senior Associate with the Greater Buffalo Development Foundation, a regional business development organization. Prior to 1990, Mr. Penberthy was employed by KPMG, a public accounting firm.	None

(1)	Indicates initial year in which person became Director. All Directors’ terms of office will be through the next annual meeting of shareholders and until their successors have been elected and qualified.

(2)	Indicates directorships of companies with a class of equity securities registered under Section 12 of the Securities Exchange Act, subject to the requirements of Section 15(d) of the Securities Exchange Act, or registered as an investment company under the Investment Company Act.

(3)	Willis S. McLeese beneficially owns more than 5% of Rand’s outstanding securities and Allen F. Grum is an officer of Rand, and are deemed to be “Interested Persons” under Section 2(a)(19) of the Investment Company Act of 1940.

Proxy 7

Proxy Statement Rand Capital Corporation
Approximate Value of Investments in Rand
          The following table indicates the range of value as of March 8, 2010 of the common shares of Rand beneficially owned by each Director and nominee for Director of Rand. Rand is not part of a family of investment companies.

Dollar Range of Equity
Name of Director or Nominee	Securities in the Fund
(a) Directors who are not Interested Persons:

Erland E. Kailbourne	$50,000 - $100,000
Ross B. Kenzie	Over $100,000
Reginald B. Newman, II	Over $100,000
Jayne K. Rand	Over $100,000
Robert M. Zak	Over $100,000

(b) Directors who are Interested Persons:

Allen F. Grum	Over $100,000
Willis S. McLeese	Over $100,000
COMMITTEES AND MEETING DATA
          The Committees of the Board of Directors have the following members:

Governance and
Compensation Committee	Nominating Committee	Audit Committee
Robert M. Zak (Chair)	Erland E. Kailbourne (Chair)	Ross B. Kenzie (Chair)
Willis S. McLeese	Ross B. Kenzie	Erland E. Kailbourne
Jayne K. Rand	Jayne K. Rand	Robert M. Zak
          In 2009 the full Board met on four occasions, the Audit Committee met five times, the Governance and Nominating Committee met twice and the Compensation Committee met once. All incumbent Directors attended 100% of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board that the respective Director was eligible to attend during 2009.
Compensation Committee
          The Compensation Committee advises the independent members of the Board of Directors with respect to the compensation of the executive officers and reviews the criteria that form the basis for management compensation.
          The compensation levels of the Corporation’s Named Executive Officers, “NEO’s”; (the President/CEO and Executive Vice President) were approved by the independent members of the Board of Directors, representing a majority of its membership.

Proxy 8

Proxy Statement Rand Capital Corporation
          The Compensation Committee’s Charter may be accessed at Rand’s website, www.randcapital.com.
Governance and Nominating Committee
          The primary purposes of the Governance and Nominating Committee include:
•	developing, recommending to the Board and assessing corporate governance policies for Rand;

•	overseeing the evaluation of the Board;

•	recommending to the Board of Directors the individuals qualified to serve on Rand’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors.
          The Governance and Nominating Committee’s Charter may be accessed at Rand’s website, www.randcapital.com. None of the persons on the Governance and Nominating Committee are “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940.
          Nomination of Directors
     The Governance and Nominating Committee, as part of the responsibilities under its Charter, shall oversee the identification of qualified individuals to serve on the Board.
     We seek Directors who have the required and appropriate skills and characteristics including; business experience and personal skills in finance, marketing, business, and other areas that are expected to contribute to an effective board. We identify new Director candidates from prominent business persons and professionals in the communities Rand serves. We consider nominees of shareholders in the same manner as other nominees.
     If a Board vacancy occurs, the Governance and Nominating Committee may recommend a replacement candidate to the Board. The Board may appoint the new Director to fill the unexpired term of the seat. Annually, the Governance and Nominating Committee will recommend a slate of new and/or continuing candidates for the Board of Directors. The Board will select a slate of nominees for Director from recommendations of the Governance and Nominating Committee, and submit the slate of nominees to be voted on by shareholders at Rand’s next Annual Meeting.
     Rand’s by-laws provide that an Annual Meeting of Shareholders shall be held on the fourth Tuesday in April, or such other time within 30 days before or after such date as the Chairman or Board of Directors shall determine. The number of Directors is determined by the Board of Directors, but in no event may it be less than three.

Proxy 9

Proxy Statement Rand Capital Corporation
          Criteria and Diversity
     In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Rand’s Corporate Governance Guidelines. These criteria include the candidate’s experience, business skill set and the ability to act in the interests of all shareholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Rand believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.
          Procedure for Shareholders to Nominate Directors
     Any shareholder who intends to present a Director nomination proposal for consideration at the 2011 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2011 Annual Meeting must deliver a written copy of the proposal to Rand no later than the deadline, and in accordance with the procedures, specified under “Shareholder Proposals” in this proxy statement, and in accordance with the requirements of SEC Rule 14a-8.
     If a shareholder does not comply with the foregoing procedures, the shareholder may use the procedures set forth in Rand’s by-laws, although Rand would not in the latter case be required to include the nomination as a proposal in its proxy statement and proxy card mailed to stockholders in connection with the next annual meeting.
     The shareholder nomination proposal referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a shareholder of record of Rand common shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the proposal; (3) a description of the arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are being made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a Director of the Corporation if elected. The Governance and Nominating Committee may refuse to acknowledge a

Proxy 10

Proxy Statement Rand Capital Corporation
proposal for the nomination of any person not made in accordance with the foregoing procedure. Recommendations for nominees should be sent to: Rand Capital Corporation, Attention: Board Nominations, 2200 Rand Building, Buffalo, New York 14203.
     Rand did not receive any nominations from shareholders for the 2010 Board of Directors election.
          The Board’s Role in Risk Oversight
     The Board’s role in the Corporation’s risk oversight process includes regular reports from Rand’s senior management on areas of material risk to the Corporation, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from management to identify and discuss such risks.
          Code of Business Conduct and Ethics
     Rand has adopted a Code of Ethics which applies to Rand’s chief executive officer, chief financial officer, and vice president of finance, and a Business Ethics Policy applicable to Rand’s Directors, officers and employees. The Code of Ethics and the Business Ethics Policy are available in the Governance section of Rand’s website at www.randcapital.com. They are also available in print to any shareholder who requests it. Rand will disclose any substantive amendments to, or waiver from provisions of, the Code of Ethics made with respect to the chief executive officer, chief financial officer or vice president of finance via its website.
Audit Committee
          The Board of Directors has determined that the members of the Audit Committee are independent, as described above under “Director Independence.” The Board of Directors has determined that Ross B. Kenzie is an Audit Committee financial expert (as defined by SEC regulations) (see Mr. Kenzie’s relevant work experience in this Proxy’s Table “Information Regarding Directors, Nominees for Directors and Officers”). Mr. Kenzie is an independent member of Rand’s Board of Directors (as defined by SEC and NASD regulations).
          The Audit Committee operates under a written charter adopted by the Audit Committee and Board of Directors. The Charter can be accessed on Rand’s website at www.randcapital.com. The Audit Committee reviews the scope and results of the annual audit, receives reports from Rand’s independent public accountants, and reports the Audit Committee’s findings and recommendations to the Board of Directors.
          The Audit Committee has adopted necessary reporting procedures for the confidential submission, receipt, retention and treatment of accounting and auditing complaints.

Proxy 11

Proxy Statement Rand Capital Corporation
          Independent Accountant Fees
          The aggregate fees for each of the last two fiscal years for services rendered by our auditing firm, Freed Maxick & Battaglia, CPAs, P.C. (Freed) are as follows:
          Audit Fees
          This category consists of fees for the audit of annual financial statements, review of financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or audit engagements for those fiscal years.
          Fees for professional services provided by Freed for the audit of Rand’s annual financial statements for the fiscal years ended December 31, 2009 and 2008 were $63,865 and $58,425, respectively.
          Audit Related Fees
          This category consists of assurance and related services by the independent accountant that are reasonably related to the performance of the audit and review of financial statements and are not reported under audit fees.
          During the fiscal years ended December 31, 2009 and 2008, fees for assurance and related services were $0 and $1,140 respectively. Fees in 2008 represent SEC compliance matters.
          Tax Fees
          This category consists of professional services rendered by the independent accountant for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical advice.
          During the fiscal years’ ended December 31, 2009 and 2008, Rand was billed $29,064 and $16,750, respectively, in tax fees by Freed.
          All Other Fees
          This category consists of fees not covered by Audit Fees, Audit Related Fees and Tax Fees.
          For the fiscal years ended December 31, 2009 and 2008, Rand did not receive or pay for any products or services in this category from Freed.
          For fiscal years 2009 and 2008, all of the services of Freed described in the above categories were pre-approved by the Audit Committee.
          Estimates of annual audit, quarterly review and tax related fees to be paid during the year are submitted annually to the Audit Committee for its review and pre-approval and then budgeted for by Rand. All other non-audit services must be pre-approved by the Audit Committee prior to engagement, as required by the Committee’s Charter.

Proxy 12

Proxy Statement Rand Capital Corporation
Audit Committee Report
          The Audit Committee has reviewed and discussed Rand’s audited consolidated financial statements with management. In addition, the Audit Committee has discussed with Rand’s independent accountants, Freed Maxick & Battaglia, CPAs, P.C., the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“AICPA, Professional Standards, Vol. 1 AU section 380”), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
          The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants, the independent accountants’ independence.
          Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Rand Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.
          This report is respectfully submitted by the Audit Committee of the Board of Directors.
Ross B. Kenzie, Chair
Erland E. Kailbourne
Robert M. Zak
          The information provided in the preceding Audit Committee Report will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Securities Exchange Act, unless in the future the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

Proxy 13

Proxy Statement Rand Capital Corporation
COMPENSATION DISCUSSION AND ANALYSIS
          Rand’s President, Executive Vice President, Vice President of Finance and Office Manager are salaried employees of Rand. Rand pays the salaries and other employee benefits of these employees. Rand has a wholly owned subsidiary, Rand Capital SBIC, Inc. (“Rand SBIC”, formerly Rand Capital SBIC, L.P.). The President and Executive Vice President serve as the Management and Investment Committee of the subsidiary and they are parties to a Profit Sharing Plan of Rand SBIC that was adopted by Rand as a requirement for the licensing of Rand SBIC as a Small Business Investment Company.
          Rand’s principal executive officers are its President, Allen F. Grum and its Executive Vice President/Chief Financial Officer, Daniel P. Penberthy.
          The Compensation Committee, a majority of which are independent members of the Board, advises the Board of Directors with respect to the compensation of the principal executive officers. The Compensation Committee recommendations are then reviewed by the independent members of the Board, who are then responsible for establishing such compensation. Rand’s President is responsible for the compensation levels of its Vice President of Finance and Office Manager.
Introduction
          This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken for the Named Executive Officers (“NEOs”) who are identified in the Summary Compensation Table.
Objectives of Rand’s Compensation Programs and What they are Designed to Reward
          For its long-term success and the enhancement of long-term stockholder value, Rand depends on the management and analytical abilities of its NEOs, who are employees of, and are compensated by, Rand. The Compensation Committee’s objectives are to provide a critical oversight function of compensation and appropriate levels of compensation, reward above average corporate performance, recognize individual initiative and achievement, assist Rand in attracting and retaining qualified management to contribute to its success, and motivate management to enhance stockholder value.
Key Elements of Rand’s Compensation Plans and Why they are Paid:
•	Base Salary – Our philosophy is that base salaries should meet the objectives of attracting and retaining the executive officers needed to successfully manage the business. Actual individual salary amounts are not determined by formulas, but instead reflect the Committee’s judgment with respect to each executive officer’s responsibility, performance, experience, and historical compensation, internal equity considerations and other factors, including any retention concerns. On an annual basis, Rand sets a base salary for its executive officers at levels that are intended to be appropriate given the scope of their duties and responsibilities.

Proxy 14

Proxy Statement Rand Capital Corporation
•	Bonus – Rand may pay annual bonuses to executive officers at levels that are intended to motivate them to achieve Rand’s principal business and investment goals and to bring their total compensation to competitive levels. The bonus is based on a qualitative consideration of individual and company performance. The Compensation Committee considers, and may make appropriate adjustments for, unusual items that were not included in the Corporation’s budget and are deemed to be outside the control of the executives.

•	Profit Sharing Plan – Rand provides long-term incentives to its executive officers through its Profit Sharing Plan, which allows them to participate in the growth of its portfolios and aligns their long term interests with those of Rand’s shareholders. The terms of Rand’s license to maintain its SBIC subsidiary require that it maintain a profit sharing plan, which provides for payment by Rand of designated percentages of the net realized capital gains (net of all unrealized capital losses and unrealized depreciation) of Rand SBIC as defined. The Compensation Committee does not have discretion to change the amounts due under the Plan.

•	Equity – Although we believe that equity ownership by management aligns management’s interests with increasing stockholder value, restrictions imposed by the Investment Company Act preclude Rand from offering stock options or other equity incentives to its executive officers at any time when it also allows them to participate in a profit sharing plan. Rand has a stock option plan that was adopted in 2001 (see “Option Plan,” below), but no options have been or will be granted under it while the Profit Sharing Plan is in effect.

•	Standard Employee Benefits – Rand also provides standard employee benefits that are considered appropriate to be competitive and necessary to attract and retain talented personnel. Rand maintains a 401(k) Plan for its employees. Under the plan, participants may elect to contribute up to 20% of their compensation on a pretax basis, to a maximum of $16,500 ($22,000 if age 50 or over) for 2010. Rand makes a flat contribution of 1% of compensation for each participant and matches participant contributions up to 5% of compensation. Rand may also elect to contribute annual discretionary amounts under the 401(k) Plan as determined by the Board. No discretionary amounts have been contributed since Plan inception. Rand also provides life insurance and automobile reimbursement benefits to its NEOs.

•	For calendar year 2009, a total of $150,000 was accrued for payment due the NEOs, of which $16,988 was payable as a bonus based on their performance and $133,013 was payable through the Profit Sharing Plan. All amounts were paid in 2010.
How the Amounts of Each Element of the Compensation are Determined and How They Fit Into Rand’s Overall Compensation Objectives
Salary and Bonus
     The Compensation Committee determined that the salary and bonuses paid to Rand employees during the 2009 fiscal year were at levels that were in the best interests of shareholders. In making its determination, the Compensation Committee considered whether the salaries and bonuses paid

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Proxy Statement Rand Capital Corporation
by Rand to its executive officers were consistent with the compensation philosophies described above.
The Analysis Used in Setting Compensation Levels
     When making compensation decisions for individual executive officers, the Compensation Committee takes many factors into account, including the individual’s role and responsibilities, performance, tenure, and experience; the overall performance of the Corporation; the recommendations of Board Committee Chairs; the individual’s historical compensation; and comparison to other executive officers of the Corporation. The Corporation did not utilize any benchmarking or performance targets to set its compensation levels.
     Specifically, the Committee has considered factors such as:
•	total compensation in relation to Rand’s size, and the composition and performance of its investments and total investment capital available;

•	Rand’s success in identifying appropriate investment opportunities and returns on its investments;

•	the value of Rand’s assets; including changes resulting from the implementation of Statements of Financial Accounting Standards (SFAS) 157 “fair value measurement”,

•	the responsibilities and duties of the executive officers,

•	whether there has been any adjustment or potential recovery of prior award payments resulting from the restatement of prior performance measures upon which the awards were based. No such adjustments or recovery has occurred during the year; and

•	realized income from investment exits in the consolidated Rand and Rand SBIC portfolios.
Evaluating Performance
     The Compensation Committee evaluates the performance of the NEOs on an annual basis, and consults with the other Directors and Committee Chairs regarding the performance. The Compensation Committee also seeks the advice of the President in connection with the performance evaluation for other NEOs; however, the President is not present when the Compensation Committee meets to evaluate his performance and determine his compensation.
Individual Performance
     The Compensation Committee uses discretion in a qualitative evaluation of individual performance and considers the following factors, among others, in approving the annual incentive awards of the NEOs: the input of other Board Committee Chairs, the NEO’s leadership, management, strategic planning, business development, and investment returns.

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Proxy Statement Rand Capital Corporation
Change of Control and Termination Benefits
     The Corporation does not provide any employment contracts, change of control and/or termination benefits.
Accounting and Tax Treatments of Compensation
     The Compensation Committee’s policy is to structure compensation that will be fully deductible where doing so will further the purposes of executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to Rand’s success, even where compensation payable under the programs may not be fully deductible.
Profit Sharing Plan
     We believe Rand’s provisions for salaries and bonuses create an appropriate focus on long-term objectives and promote executive retention. We also believe that the Profit Sharing Plan is an effective means of promoting long-term shareholder value and providing for executive retention. Nevertheless, the terms of the U.S. Small Business Administration’s license for Rand’s SBIC subsidiary require the subsidiary to maintain a profit sharing plan that provides for payment to our NEOs of the designated percentages of the net realized capital gains of the SBIC that are provided for in the Profit Sharing Plan. The Compensation Committee does not have discretion to change the amounts due under the Profit Sharing Plan.
     Under the Profit Sharing Plan (the “Plan”), Rand will pay its NEOs aggregate profit sharing payments equal to 12% of the net realized capital gains of Rand SBIC, net of all realized capital losses and unrealized depreciation of Rand SBIC, for the fiscal year of Rand SBIC, computed in accordance with the Plan and Rand’s interpretation of such policies.
     The profit sharing payments will be split equally between Rand’s two NEOs, who are fully vested in the Plan. Under Investment Company Act requirements, the aggregate amount of benefits which may be paid or accrued under the Profit Sharing Plan and any other profit sharing plan maintained by Rand during any fiscal year may not in any event exceed 20% of Rand’s net income after taxes for that fiscal year as defined. In accordance with Investment Company Act requirements, a majority of the members of the Board who were not Interested Persons approved the Profit Sharing Plan on the basis that it is reasonable and fair to Rand’s shareholders, does not involve overreaching of Rand or its shareholders on the part of any person concerned, and is consistent with the interests of the shareholders of Rand.
     For the calendar year 2009, Rand Capital SBIC Inc. had exited certain portfolio investments which resulted in the receipt of $3.4 million in qualifying realized gains under the Plan for the year. These gains, offset by cumulative unrealized and realized losses of Rand SBIC resulted in a total profit sharing obligation of $133,013 which did not exceed the 20% threshold. The profit sharing obligation was fully accrued by the Corporation at December 31, 2009, and paid to the NEO’s in 2010. Prior to this time, no payments had been made or accrued under the Profit Sharing Plan since its inception in 2002.

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Proxy Statement Rand Capital Corporation
Risk Considerations in our Compensation Program
     We structure the compensation of the NEO’s to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income so executives do not feel pressured to focus exclusively on short term gains, or annual stock price performance which may be to the detriment of long term appreciation and other business metrics. The variable (cash bonus and profit sharing) portions of compensation are designed to reward both short and long term corporate performance. For short term performance, bonuses are qualitatively determined by the Compensation Committee and the Board. For long term performance, profit sharing is determined based on realized income from portfolio investment exits, reduced by realized and unrealized losses and depreciation. We believe that the variable components of compensation are sufficient to motivate executives to produce superior short and long term corporate results while the fixed element is also sufficient that executives are not encouraged to take unnecessary or excessive risks in doing so. In addition the following risk mitigating components exist:
•	Bonus payments are not tied directly to specific financial metrics which reduces risk of management override to achieve desired targets and performance metrics;

•	Maintenance of the Profit Sharing Plan is required under the terms of the U.S. Small Business Administration’s license for our SBIC subsidiary, and the SBA’s requirement to maintain the Profit Sharing Plan suggests that it believes that the plan provides for compensation to participants in an appropriate manner and in appropriate amounts;

•	Profit sharing payments are limited by SEC regulation to 20% of the Corporation’s net income after taxes in any fiscal year as defined;

•	The Board, Compensation Committee and outside independent accountants review all profit sharing calculations prior to disbursement;

•	The Executive Officers’ personal investment portfolio include significant amounts of Rand’s stock, which aligns their interests with our shareholders for Rand’s long term success and stock appreciation;

•	The Profit Sharing and Bonus plans have been in place for a number of years, and we have seen no evidence that they encourage unnecessary or excessive risk taking;

•	The Corporation has specific quarterly reporting, review and approval processes with both its Board of Directors and outside independent accounting firm which we believe are adequately designed to prevent manipulation by any employee including our executives; and

•	The compensation and bonus of non-executive officers are qualitatively determined by the President, which we believe encourages a balanced approach to overall corporate performance.

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Proxy Statement Rand Capital Corporation
Conclusion
     Through the compensation and incentive structure described above, a significant portion of the amounts that may be payable as compensation have been, and will continue to be, contingent on Rand’s performance, and realization of incentive benefits is closely linked to increases in long-term shareholder value. Rand remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of Rand’s business may result in highly variable compensation from year to year.
     Based on the factors identified, the independent members of the Board approved the 2010 salary levels of the Named Executive Officers in January 2010. Based on the same factors, in January 2010 the Independent Directors approved profit sharing distributions and bonuses to Mr. Grum and Mr. Penberthy for their services in 2009. Rand accrued these amounts in its 2009 financial statements.

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Proxy Statement Rand Capital Corporation
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee
Robert M. Zak, Chair
Willis S. McLeese
Jayne K. Rand
          The information provided in the preceding Compensation Committee Report will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Securities Exchange Act, unless in the future the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

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Proxy Statement Rand Capital Corporation
Compensation Committee Interlocks and Insider Participation
     During the last fiscal year, none of the members of the Compensation Committee was a present or former officer or employee of Rand or had any relationship with respect to Rand that would require disclosure under Regulation S-K, Item 404.
Summary Compensation Table
          The following table sets forth information with respect to the compensation paid or earned for the 2009, 2008 and 2007 fiscal years to each named executive officer, and to each officer of Rand with aggregate compensation from Rand in excess of $100,000. Rand is not part of a fund complex.

				Non-Equity
				Incentive Plan	All Other
Name and Principal				Compensation	Compensation
Position (1)	Year	Salary (2)	Bonus (2)(3)	(3)(7)	(4)(5)		Total(6)
Allen F. Grum, President & Director	2009	$170,000	$8,494	$66,506 (8)	$10,500		$272,167
					$16,667	(5)
	2008	$165,000	$5,000	$0	$11,400		$198,242
					$16,842	(5)
	2007	$160,000	$25,000	$0	$12,640		$212,531
					$14,891	(5)

				Non-Equity
				Incentive Plan	All Other
Name and Principal				Compensation	Compensation
Position (1)	Year	Salary (2)	Bonus (2)(3)	(3)(7)	(4)(5)	Total(6)
Daniel P. Penberthy, Treasurer	2009	$155,000	$8,494	$66,506 (8)	$9,600	$250,290
					$10,690 (5)
	2008	$150,000	$5,000	$0	$10,500	$176,036
					$10,536 (5)
	2007	$140,000	$25,000	$0	$11,548	$176,548

(1)	Mr. Grum is Rand’s principal executive officer, and Mr. Penberthy is Rand’s principal financial officer. Neither of them has an employment contract with Rand.

(2)	Represent amounts earned, prior to employee 401(k) contributions made by named executive, as described in footnote (4).

(3)	Bonuses were accrued by Rand at December 31, 2009 and paid in 2010. Bonuses for December 31, 2008 were paid in 2009 and for December 31, 2007 were paid in 2008.

(4)	Included within the indicated compensation payment are contributions by Rand to its 401(k) Plan, which is available to all Rand employees. Under the 401(k) Plan, participants may elect to contribute up to 20% of their compensation on a pretax basis by salary reduction up to a maximum of $16,500 ($22,000 if age 50 or over) for 2009. For eligible employees, Rand makes a flat contribution of 1% of compensation and matches employee contributions of up to a

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Proxy Statement Rand Capital Corporation

maximum of 5%. In addition, Rand may elect to contribute an annual discretionary amount as determined by the Board of Directors. In 2009, Rand did not make a discretionary contribution to the 401(k) Plan.

(5)	Amount indicated includes the cost of life insurance, disability insurance and business automobile reimbursement benefits. In 2007 for Mr. Penberthy, the aggregate amount of such compensation was $7,055.

(6)	The total of salary and bonus for each named executive officer is greater than 90% of total compensation for each period listed.

(7)	Non-equity incentive plan compensation consists of payments under the Profit Sharing Plan (in each case 6% of net realized capital gains of the SBIC subsidiary).

(8)	Earned by each officer under the Profit Sharing Plan for 2009 and paid in 2010.
Option Plan
          Rand does not have any outstanding equity awards, options or stock vesting rights.
          In July 2001, Rand’s shareholders approved an Employee Stock Option Plan (the “Option Plan”). The Option Plan provides for the award of options to purchase up to 200,000 common shares to eligible employees. In 2002, Rand placed the Option Plan on inactive status as it developed its Profit Sharing Plan in connection with the establishment of its SBIC subsidiary. As of December 31, 2009, no stock options had been awarded under the Plan.
          Because Section 57(n) of the Investment Company Act prohibits maintenance of a profit sharing plan for the officers and employees of a Business Development Company when any option, warrant or right is outstanding under an executive compensation plan, no options will be granted under the Option Plan while the Profit Sharing Plan is in effect.
Pension Benefits
          Rand does not provide any tax-qualified defined benefit plan or supplemental executive retirement plan, or similar plan that provides for specified retirement payments or benefits.
DIRECTOR COMPENSATION
          During 2009, under Rand’s standard compensation arrangements with Directors, the Chairman of the Board received an annual Chairman retainer of $5,000; each non-employee Director received an annual fee of $5,000 plus $1,000 for attendance at each meeting of the Board of Directors. Audit Committee members received $750 for each meeting attended and Compensation Committee and Governance and Nominating Committee members received $500 for each meeting attended. Rand reimburses Directors for reasonable out of pocket expenses incurred in attending meetings of the Board.

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Proxy Statement Rand Capital Corporation
          The following table sets forth information with respect to the compensation paid to or earned by each Director, excluding named executive officers, for the 2009 fiscal year. Rand did not pay or accrue any other compensation to the following Directors for the 2009 fiscal year.

Name	Fees Earned or Paid in Cash
Erland E. Kailbourne	$13,750
Ross B. Kenzie	$13,750
Willis S. McLeese	$9,500
Reginald B. Newman, II	$14,000
Jayne K. Rand	$10,500
Robert M. Zak	$13,250
Section 16(a) Beneficial Ownership Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires Rand’s Directors and executive officers, and persons who own more than ten percent of Rand’s stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes to stock ownership. Reporting persons are required by SEC regulations to furnish Rand with all Section 16(a) reports they file.
          To our knowledge, based solely on review of the copies of such reports furnished to Rand and written representations that no other reports were required, the Corporation believes all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2009.
Directors’ and Officer’s Liability Insurance
          Rand has an insurance policy from National Union Fire Insurance Co. of Pittsburgh, PA that indemnifies (1) Rand for any obligation incurred as a result of its indemnification of its Directors and officers under the provisions of the New York Business Corporation Law and Rand’s by-laws, and (2) Rand’s Directors and officers as permitted under the New York State Business Corporation Law and Rand’s by-laws. The policy covers all Directors and officers of Rand for the 12 months ending December 2010 for a total premium of $34,250. No sums have been paid to Rand or its officers under the insurance contract.
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
          Our Audit Committee has selected the firm of Freed Maxick & Battaglia, CPAs, P.C. (“Freed”), independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2010. Although shareholder approval of the selection of Freed is not required by the Investment Company Act or our By-laws, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the 2010 annual meeting, our Audit Committee will reconsider its selection of Freed.
          Representatives of Freed are expected to be present at the 2010 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

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Proxy Statement Rand Capital Corporation
          Our Board of Directors recommends that you vote FOR the ratification of the selection of Freed as our independent registered public accounting firm for the 2010 fiscal year.
OTHER BUSINESS
          Rand does not know of any other matters that will come before the meeting. If any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

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Proxy Statement Rand Capital Corporation
Shareholder Proposals for the 2011 Annual Meeting
          Shareholder proposals intended to be presented at the 2011 Annual Meeting of Shareholders must be received at Rand’s offices not later than December 5, 2010, to be considered for inclusion in Rand’s proxy statement and form of proxy for that meeting.

March 29, 2010	By Order of the Board of Directors
Reginald B. Newman II
Chairman of the Board
          It is important that proxies be returned promptly. Shareholders are urged to sign, date and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

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Proxy Statement Rand Capital Corporation
Multiple Copies of our Annual Report and Proxy Statement (Householding)
          When more than one holder of Rand common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Rand common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.
          Rand will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name”, at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Elspeth A. Donaldson, Office Manager, Rand Capital Corporation, 2200 Rand Building, Buffalo, New York 14203, telephone (716) 853-0802 or email her at edonaldson@randcapital.com. You may also access a copy of Rand’s annual report and proxy statement on our website, www.randcapital.com, or via the SEC’s home page, www.sec.gov.
          You may also contact Ms. Donaldson at the address or telephone number above if you are a shareholder of record of Rand and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

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Proxy Statement Rand Capital Corporation
FINANCIAL STATEMENTS AVAILABLE
          A copy of Rand’s 2009 Annual Report containing audited financial statements accompanies this Proxy Statement
          Rand will provide without charge to each shareholder upon written request a copy (without exhibits, unless otherwise requested) of Rand’s Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2009. Requests for copies should be addressed to Investor Relations, Rand Capital Corporation, 2200 Rand Building, Buffalo, New York, 14203. Requests may also be directed to (716) 853-0802 or to edonaldson@randcapital.com via email. Copies may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov.
FINAL PAGE OF PROXY

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▼   FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

RAND CAPITAL CORPORATION
2200 Rand Building
Buffalo, New York 14203
2010 PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jayne K. Rand and Allen F. Grum as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Rand Capital Corporation (the “Company”) held of record by the undersigned at the annual meeting of shareholders of the Company to be held on May 4, 2010 or any adjournment hereof.
(Continued and to be dated and signed on reverse side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY — (Continued from reverse side)	Please mark your votes like this	☒

				FOR ALL NOMINEES	WITHHOLD
1.	Election of Directors:			(except as marked to	AUTHORITY FOR
	Election of			the contrary below)	ALL NOMINEES

	A.F. Grum W.S. McLeese J.K. Rand	E.E. Kailbourne R.B. Newman II R.M. Zak	R.B. Kenzie	☐	☐

INSTRUCTIONS: To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below:

	FOR	AGAINST
2.	Appointment of Freed Maxick & Battaglia, CPAs, P.C. as the independent public accountants of the Corporation for 2010. ☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted for proposals 1 and 2.

PLEASE DATE, SIGN AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2010.

Please sign exactly as names appears above. When signing as a Trustee, Executor or Administrator, or Guardian, give title as such. All joint owners should sign. If a corporation, please sign in full corporate name by authorized officer, giving title. If a partnership, please sign in partnership name by authorized persons.